SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                 ___________________________


                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  October 21, 1999

                Developed Technology Resource, Inc.
   (Exact name of Registrant as specified in its charter)


         Minnesota               0-21394              41-1713474
     State or other     (Commission File Number)    (IRS Employee
     Jurisdiction of                                 I.D. No.)
     incorporation


          7300 Metro Blvd.  Suite 550
          Edina, MN                                      55439
       (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:(612) 820-0022




                             Not applicable
    (Former name or former address, if changed since last report)

Item 4.        Changes in Registrant's Certifying Accountant.

          (a)  On October 21, 1999, Developed Technology Resource,
               Inc. dismissed Deloitte & Touche LLP, the principal accountant previously engaged to audit the registrant's financial statements for the year ended December 31, 1998, the two-month transition period ended December 31, 1997 and the fiscal year ended October 31, 1997, as its independent accountant. Deloitte & Touche LLP's report on the financial statements for the year ended December 31, 1998 and the two-month transition period ended December 31, 1997 contained a paragraph expressing doubt over the Company's ability to continue as a going concern but was not modified as to audit scope, or accounting principles. Deloitte & Touche LLP's report on the financial statements for the fiscal year ended October 31, 1997 do not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. In connection with the audit for the fiscal year ended October 31, 1997 and through October 21, 1999, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference thereto in their report on the financial statements for such period. The decision to change accountants has been approved by the Board of Directors of the registrant.

          (b) On October 21, 1999, KPMG LLP was appointed as the registrant's new independent accountant to audit the registrant's financial statements. During the past fiscal year and through October 21, 1999, the registrant has not, prior to engaging the new accountant, consulted the new accountant regarding the application of accounting principles to a specific or contemplated transaction or regarding the type of audit opinion that might be rendered on the registrant's financial statements.

Item 7.        Financial Statements and Exhibits.

          Exhibits

          A. Letter of agreement on paragraph 4(a) of the Form 8-K dated October 26, 1999 from Deloitte
               & Touche LLP (former auditor)

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.









Date:  October 26, 1999            Developed Technology Resource, Inc.



By:
     LeAnn H. Davis
     Chief Financial Officer

                        EXHIBIT INDEX

        Exhibit             Description                                 Page

          A.   Letter of agreement on paragraph 4(a) of the Form 8-K
               dated October 26, 1999 from Deloitte & Touche LLP (former
               auditor)                                                   5